UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2008

KRAFT FOODS INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Lakes Drive, Northfield, Illinois	60093-2753
(Address of Principal executive offices)	(Zip Code)

Registrant’s Telephone number, including area code: (847) 646-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 4, 2008, we completed the split-off of the Post cereals business, which was in connection with our November 15, 2007 agreement to distribute and merge the Post cereals business into Ralcorp Holdings, Inc. after a tax-free exchange with our shareholders. Please refer to our press releases on August 1, 4 and 6, 2008, which were filed as Exhibits 99.1 to our Current Reports on Form 8-K on August 1, 4 and 7, 2008, respectively, for additional information regarding this split-off transaction.

Beginning in the third quarter of 2008, the results of the Post cereals business were reflected as discontinued operations on our condensed consolidated statement of earnings, and prior period third quarter results were restated in a consistent manner. Please refer to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 for further details. Attached as Exhibit 99.1 to this Current Report on Form 8-K, are unaudited financial schedules for the years ended December 31, 2007 and 2006 presenting our consolidated statement of earnings reported in our Annual Report on Form 10-K/A for the year ended December 31, 2007 to reflect the Post cereals business as discontinued operations.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibit is being filed with this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Financial Schedules

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRAFT FOODS INC.

Date: December 16, 2008

/s/ Carol J. Ward
	Name:	Carol J. Ward
	Title:	Vice President and Corporate Secretary